Exhibit 15.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212406) of Hutchison China MediTech Limited of our report dated March 10, 2017 relating to the consolidated financial statements of Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited, which appears in this Annual Report on Form 20-F of Hutchison China MediTech Limited.

/s/ PricewaterhouseCoopers ZhongTian LLP

Guangzhou, the People’s Republic of China

March 13, 2017